                                                                   EXHIBIT 99.C1


                                Exhibit 27(n)(ii)



                          Consent of Ernst & Young LLP

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our reports (1) dated February 14, 2003 with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio, and (2) dated January 31, 2003 with respect to the financial statements of the WRL Series Life Account, included in Post-Effective Amendment No. 6 to the Registration Statement (Form N-6 No. 333-58322) and related Prospectus of WRL Series Life Account.

                                                       ERNST & YOUNG LLP
Des Moines, Iowa
April 17, 2003